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                                                                    Exhibit 21.1

                          SUBSIDIARIES OF THE COMPANY

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                                               STATE OR OTHER JURISDICTION OF INCORPORATION
                                               --------------------------------------------
                 SUBSIDIARY                           OR ORGANIZATION/TYPE OF ENTITY
                 ----------                           ------------------------------

American General Hospitality Operating         Delaware/Limited Partnership
 Partnership, L.P.

AGH UPREIT LLC                                 Delaware/Limited Liability Company

AGH SECAUCUS LLC                               Delaware/Limited Liability Company

AGH DFW South LLC                              Delaware/Limited Liability Company

2929 Williams Limited Liability                Delaware/Limited Liability Company
   Company

AGH 75 Arlington Heights LLC                   Delaware/Limited Liability Company

AGH 2780 Atlanta LLC                           Delaware/Limited Liability Company

AGH O'Hare International LLC                   Delaware/Limited Liability Company

Mt. Arlington New Jersey, LLC                  Delaware/Limited Liability Company

Portland/Shelton LLC                           Delaware/Limited Liability Company

AGH Portland/Shelton LLC                       Delaware/Limited Liability Company

BCHI Acquisition, LLC                          Delaware/Limited Liability Company

AGH GP, Inc.                                   Nevada/Corporation

AGH LP, Inc.                                   Nevada/Corporation

Portland/Shelton Corp.                         Delaware/Corporation

AGH PSS I, Inc.                                Delaware/Corporation

3100 Glendale Joint Venture                    Ohio/General Partnership

MDV Limited Partnership                        Texas/Limited Partnership

Madison Motel Associates                       Wisconsin/General Partnership

183 Hotel Associates, Ltd.                     Texas/Limited Partnership

Richmond Williamsburg Associates, Ltd.         Texas/Limited Partnership

455 Meadowlands Associates, Ltd.               Texas/Limited Partnership

DFW South I Limited Partnership                Texas/Limited Partnership

2780 Atlanta Limited Partnership, L.P.         Delaware/Limited Partnership

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